                                                                    EXHIBIT 23.2



              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We Consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the Pure Software Inc. 1995 Stock Option Plan and the Integrity QA Software, Inc. 1995 Stock Option Plan of Pure Atria Corporation of our report dated January 23, 1996, with respect to the consolidated financial statements and schedules as of and for three years ended December 31, 1995 of Atria Software, Inc., included in the Registration Statement (Form S-4 No. 333-19319) filed with the Securities and Exchange Commission.



                                                               Ernst & Young LLP
Boston, Massachusetts
January 31, 1997